NEWS RELEASE
                              Release:  IMMEDIATE
                              For:      Comtex News Network, Inc.
                                        (Symbol: CMTX)
Contact:  Amber Gordon
          703-820-2000

        COMTEX APPOINTS RAYMOND CAPECE PRESIDENT AND CEO

ALEXANDRIA, VA, April 25, 2003 - Comtex News Network, Inc. (OTC
BB: CMTX) today announced that it has appointed Raymond P. Capece to the position of President and Chief Executive Officer. Mr. Charles W. Terry, the former CEO, has resigned from the position and from the Board of Directors, and will remain available to the Company on a consulting basis.

     Stephen W. Ellis, Chairman of the Company, said, "The key to the success of Comtex will be growing its existing business, developing new products for its discriminating clients, and understanding the imperative of maximizing value for shareholders." He added, "Ray Capece's experience with growing profitable companies across numerous industries is ideal for Comtex. He is known for successfully introducing new ideas, building productive management teams, and bringing fresh perspective to high-potential businesses."

     Mr. Capece has served as president or senior executive of several hardware, software, and Internet high tech businesses since 1983. He has led or been instrumental in launching new businesses, has worked with many turnaround situations, and has held positions in large corporate environments.

     Most recently, Mr. Capece served as president and Chief Operating Officer of ExactOne, Inc., an Internet infrastructure company that delivered data-aggregation services to portals and enterprises, and was CEO of Ecoustix, Inc., a supplier of client/server systems and software providing digital concierge services to the hospitality industry. Previously, Mr. Capece was president and CEO of Powersim Corp., a Herndon, VA developer of simulation software, where he spearheaded new-product development and tripled product sales. He also served as COO of Liveprint.com, an Alexandria, VA company at which Mr. Capece developed the plan and recruited a team to transform a multimedia firm into an Internet business that was subsequently acquired by Kinko's. Earlier in his career, Mr. Capece was co-founder of Lattice Semiconductor Corporation, in Portland, OR, where he ran engineering, marketing, and manufacturing organizations and led the company through growth that resulted in its initial public offering and transition into a public company.

     In the publishing field, Mr. Capece served as a Vice President and Group Publisher for McGraw-Hill and served as managing editor of The Rosen Electronics Letter. Mr. Capece holds a B.S. in Electrical Engineering from Cornell University.

     Comtex News Network, Inc. is a leading real-time news aggregator and distributor reaching millions of readers through more than 1,000 websites and applications throughout the world. Comtex is a one-stop shop for real-time news and content products used in applications serving the needs of the financial services industry, individual and institutional investors, corporate information markets, consumer websites and government and association markets. Headquartered in Alexandria, VA, Comtex can be found on the Web at http://www.comtexnews.net.

Please Note: Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as "anticipate," "expect," "could," "intend," "may" and other words of a similar nature. These statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated herein, including the occurrence of unanticipated events or circumstances relating to the fact that Comtex is in a highly competitive industry subject to rapid technological, product and price changes. Other factors include the possibility that demand for the Company's products may not occur or continue at sufficient levels, changing global economic and competitive conditions, technological risks and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission. Comtex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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